Exhibit 10.1

***Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type the registrant treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit.***

AMENDMENT NO. 1 to SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

This AMENDMENT No. 1 TO SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is entered into as of March 17, 2023 (the “Effective Date”), by and among FISCALNOTE, INC., a Delaware corporation (“Borrower Representative”), each of the undersigned Persons that are party to the Credit Agreement (as defined below) as borrowers or guarantors (together with Borrower Representative and each other Person from time to time party to the Credit Agreement as borrower or guarantor, collectively “Loan Parties”, and each, a “Loan Party”), each of the undersigned Lenders, constituting Required Lenders (as defined in the Credit Agreement) and RUNWAY GROWTH FINANCE CORP. (formerly known as Runway Growth Credit Fund Inc.), as administrative agent and collateral agent for Lenders (in such capacity, “Agent”), and amends the terms of that certain Second Amended and Restated Credit and Guaranty Agreement dated as of July 29, 2022, by and among Borrower Representative, the other Borrowers and Guarantors party thereto, Lenders, and Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The parties hereby agree as follows:

1.
Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
2.
Extension of Incremental Term Loan. The Lender set forth on Schedule 1, Part B as having an Incremental Term Loan Commitment hereby agrees to make an Incremental Term Loan, as contemplated by Section 2.7 of the Credit Agreement on or about March 31, 2023, and Required Lenders hereby approve the Incremental Term Loan. The Incremental Term Loan shall have the same terms as the existing Term Loans under the Credit Agreement and shall mature on the Term Loan Maturity Date, provided that no commitment fee shall apply, and in lieu thereof, Holdings shall issue to Lender making the Incremental Term Loan a warrant to purchase common stock.
3.
Amendments to the Credit Agreement.
3.1
Section 6.10(b) of the Credit Agreement is hereby amended and restated to read as follows:

(b) Minimum Adjusted EBITDA. Achieve minimum Adjusted EBITDA for the periods set forth in Schedule 6.10(B) of at least the amount set forth opposite such periods therein, tested on the last day of each fiscal quarter, provided that with respect to periods for which required EBITDA is a negative number, Adjusted EBITDA losses shall not exceed such amount.

3.2
Section 6.10(c) of the Credit Agreement is hereby amended and restated to read as follows:

(c) Minimum ARR. Achieve ARR in an amount not less than the amount set forth on Schedule 6.10(C) hereto, tested on the last day of each fiscal quarter.

3.3
Section 6.10 of the Credit Agreement is hereby amended by adding a new subsection (d) thereto to read as follows:

(d) Maximum Capitalized Expenditures. Not permit Capitalized Expenditures for any measurement period specified in Schedule 6.10(D) to exceed the amount set forth opposite such period therein, tested on the last day of each fiscal quarter.

3.4
Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety:

6.14 Holdings, Parent and Intermediate Parent as Holding Company. Each Borrower will not permit Holdings, Parent or Intermediate Parent to incur any liabilities (other than liabilities arising under the Loan Documents, the Restatement Date Merger Agreement and certain Subordinated Debt), own or acquire any assets (other than the Equity Interests of Parent and Intermediate Parent and their respective Subsidiaries, as applicable, or, with respect to Holdings, the Equity Interests of Dragonfly Eye Limited or its Subsidiaries) or engage itself in any operations or business, except as described in Section 5.12, or in connection with its existence as a public company.

3.5
Exhibit A to the Credit Agreement is amended by adding in appropriate alphabetical order, amending, or amending and restating, as applicable, the following defined terms:

“Adjusted EBITDA” means, with respect to any period,

(b)
Net Income for such period, plus
(c)
to the extent deducted in the calculation of Net Income for such period and without duplication
(i)
Interest Expense for such period,
(ii)
depreciation expense and amortization expense for such period,
(iii)
income tax expense (whether federal, state, local or foreign) for such period,
(iv)
any non-cash expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement,
(v)
non-cash expenses, charges or losses, including non-cash impairment of goodwill and other intangible assets for such period (but excluding any non-cash expense or charge that is an accrual of a reserve for a cash expenditure or payment required to be made, or anticipated to be made, in a future period),
(vi)
any extraordinary, unusual or non-recurring expenses, charges or losses decreasing Net Income for such period,
(vii)
any accruals, payments, fees, costs, expenses or charges (other than consolidated depreciation and amortization expense but including rationalization, legal, tax, structuring and other costs and expenses) related to any actual, proposed or contemplated issuance or registration of Equity Interests or any Investment or acquisition (including Permitted Acquisitions), disposition, recapitalization, distributions, dividends, consolidation, or the incurrence or registration or amendment or modification (actual or proposed) of Indebtedness (including a refinancing thereof) (in each case, whether or not consummated or successful), including
(A)
such fees, expenses or charges related to any Loans, any permitted refinancing of other permitted Indebtedness and this Agreement, and
(B)
any amendment, waiver or other modification of Loans, or any permitted refinancing of other permitted Indebtedness, any Loan Document, any other Indebtedness or any Equity Interests, in each case, whether or not consummated,
(viii)
the amount of any earnouts permitted hereunder (whether for accruals for payments paid in cash or otherwise) for such period, and
(ix)
the amount of any
(A)
restructuring costs, integration costs, business optimization expenses or costs (including charges directly related to implementation of cost-savings initiatives), operating expense reductions, integration, transition, facilities opening and pre-opening expenses (including contract termination costs and any costs related to the opening of offices), retention, signing bonuses, relocation, recruiting and other employee related expenses and
(B)
costs and expenses associated with business expansion and startup costs for new business lines, geographic expansion or new products expected to be implemented within eighteen (18) months of the date thereof;

provided that, the aggregate amount added back pursuant to clauses (vi) through (ix) above (excluding the amount of any earnouts to the extent such earnouts are not paid in cash), shall not, for any consecutive twelve month period, exceed $2,000,000 in the aggregate unless otherwise approved by Required Lenders in their sole discretion, minus

(d)
(i) interest income for such period,
(i)
income tax credits for such period, and
(ii)
any extraordinary, unusual or non-recurring gains increasing Net Income for such period.

“ARR Ratio” means the ratio of (x) Funded Debt of the Loan Parties, on a consolidated basis and calculated on a pro forma basis (giving effect to any requested Incremental Term Loan and giving effect to any transaction proposed to be funded with the proceeds thereof), as of the most recent fiscal quarter then ended for which financial statements are available, to (y) ARR, as of such date.

“Capitalized Expenditures” means, for any measurement period, expenditures of Parent and its Subsidiaries on a consolidated basis, that are capitalized and amortized over a period of time in accordance with GAAP.

“Restatement Date Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to $7,410,000.

“Subordinated Debt” means Indebtedness (including unsecured notes that are convertible into Equity Interests (other than Disqualified Equity Interests)) incurred by a Loan Party or a Subsidiary that is subordinated in writing to all of the Obligations pursuant to a Subordination Agreement, provided that (x) such Indebtedness shall not require (but may, at the option of such Loan Party or Subsidiary be permitted to the extent permitted hereunder) any payments in cash or other property (including, without limitation, for principal, interest, fees or premiums, but excluding payments capitalized to the principal of such Indebtedness) prior to the date that is at least 91 days following the Term Loan Maturity Date, and (y) the maturity date of such Indebtedness shall be at least 91 days following the Term Loan Maturity Date, in each case except for payments of cash in lieu of fractional shares of Equity Interests upon conversion into Equity Interests (other than Disqualified Equity Interests) and payments capitalized to the principal of such Indebtedness.

3.6
Exhibit C to the Credit Agreement is hereby amended and restated as set forth in Exhibit C attached hereto.
3.7
Schedule 1, Part B, is hereby amended and restated as set forth in Schedule 1, Part B attached hereto.
3.8
Schedule 6.10(C) to the Credit Agreement is hereby amended and restated as set forth in Schedule 6.10(C) attached hereto.
4.
Supplemented Schedules to the Security Agreement. The schedules to the Security Agreement attached hereto supplement the corresponding schedules to the Security Agreement and shall be deemed a part thereof for all purposes of the Security Agreement.

5.
Representations and Warranties. Each Loan Party hereby represents and warrants to Agent and each Lender that:
(a)
that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Loan Party as of the date hereof, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (without duplication of any materiality qualifier in the text of such representation or warranty);
(b)
each Loan Party has the power and is duly authorized to enter into, deliver and perform this Amendment and the Credit Agreement is the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally; and
(c)
after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
6.
Conditions to Effectiveness. This Amendment shall become effective upon receipt by Agent of each of the following:
(i)
this Amendment, duly executed by the Loan Parties and Required Lenders;
(ii)
a certificate of each of the Loan Parties, duly executed by a Responsible Officer or other authorized signatory thereof, certifying and attaching (if applicable): (i) the Operating Documents of such Loan Party, (ii) resolutions duly approved by the board of directors (or other governing body) of such Loan Party approving this Amendment, and (iii) a schedule of incumbency;
(iii)
an updated Perfection Certificate;
(iv)
a legal opinion of counsel to Loan Parties, addressed to the Agent and the Lenders, addressing matters reasonably requested by the Agent;
(v)
calculations demonstrating that the ARR Ratio is less than or equal to 1.50x; and
(vi)
payment of all Lender Expenses due through, and required to be paid on, the Effective Date pursuant to the terms of the Credit Agreement.
7.
Post-Closing Deliveries. Borrower Representative shall cause the documents to be delivered and the conditions to be satisfied as set forth in Schedule 1, no later than the date specified therein, provided that any such documents shall be in form and substance satisfactory to Agent and Required Lenders.
8.
Reaffirmation. Except as specifically amended pursuant to the terms hereof or to the extent amended and restated on the Effective Date, each Loan Party hereby acknowledges and agrees that: (i) the Credit Agreement and all other Loan Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Loan Party; (ii) this Amendment shall not in any way release or impair the rights, duties, Obligations, Liens or security interests created pursuant to the Credit Agreement and the other Loan Documents or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Effective Date, and all of such rights, duties, Obligations and Liens are, ratified and affirmed by such Loan Party; (iii) this Amendment shall not constitute a substitution or novation of such Loan Party’s Obligations or any of the other rights, duties and obligations of the parties under the Credit Agreement and the other Loan Documents; and (iv) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or the other Loan Documents, nor constitute a waiver of any covenant, agreement or obligation under the Credit Agreement or the other Loan Documents, except to the extent that any such covenant, agreement or obligation is modified or waived hereby.
9.
Release.

(a)
In consideration of the agreements of Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party by its execution of this Amendment, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and the Lenders, and their successors and permitted assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees”), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of setoff, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto.
(b)
Each Loan Party by its execution of this Amendment understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)
Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
10.
Miscellaneous.
(a)
Effect of this Amendment. On and after the date hereof, (i) this Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement and the other Loan Documents and (ii) each reference in the Credit Agreement, Security Agreement or Intercompany Agreement, as applicable, to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, Security Agreement or Intercompany Agreement, as applicable, as amended and/or supplemented by this Amendment.
(b)
Incorporation of Credit Agreement Provisions. The provisions contained in Section 11 (Choice of Law, Venue and Jury Trial Waiver), Section 12.3 (Indemnification), Section 12.9 (Counterparts), and Section 12.6 (Severability) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, mutatis mutandis.
(c)
Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
(d)
Entire Agreement. This Amendment constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
(e)
Successors/Assigns. This Amendment shall bind, and the rights hereunder shall inure to, the respective successors and permitted assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Loan Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

[SIGNATURE PAGE TO amendment no. 1 TO SECOND AMENDED AND RESTATED credit AND guaranty AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

lenders:
RUNWAY GROWTH FINANCE CORP.
By: /s/ Thomas B. Raterman Name: Thomas B. Raterman Title: Chief Financial Officer and Chief Operating Officer
ORIX GROWTH CAPITAL, LLC
By: /s/ Jeffrey Bede Name: Jeffrey Bede Title: Managing Director

CLOVER OROCHI LLC

By: CLOVER PRIVATE CREDIT OPPORTUNITIES ORIGINATION II LP and CLOVER PRIVATE CREDIT OPPORTUNITIES ORIGINATION (LEVERED) II LP, its sole members

By: UBS O’CONNOR LLC, its investment manager

By: /s/ Rodrigo Telles Name: Rodrigo Telles Title: Managing Director By: /s/ Baxter Wasson Name: Baxter Wasson Title: Managing Director
ACM ASOF VIII SAAS FINCO LLC
By: /s/ Joshua Ufberg Name: Joshua Ufberg Title: Authorized Signatory

[SIGNATURE PAGE TO amendment no. 1 TO SECOND AMENDED AND RESTATED credit AND guaranty AGREEMENT]

borrowers:
FISCALNOTE, INC. By: /s/ Timothy Hwang Name: Timothy Hwang Title: Chief Executive Officer and President
CQ-Roll Call, Inc.
By: /s/ Timothy Hwang Name: Timothy Hwang Title: Chief Executive Officer and President
CAPITOL ADVANTAGE LLC By: /s/ Timothy Hwang Name: Timothy Hwang Title: Chief Executive Officer and President

VoterVoice, L.L.C.

By: FiscalNote, Inc., its sole manager

By:  /s/ Timothy Hwang

Name: Timothy Hwang

Title: Chief Executive Officer and President

SANDHILL STRATEGY LLC

By:  /s/ Jon Slabaugh

Name: Jon Slabaugh

Title: Manager

[SIGNATURE PAGE TO amendment no. 1 TO SECOND AMENDED AND RESTATED credit AND guaranty AGREEMENT]

Guarantors:
FISCALNOTE HOLDINGS, INC. By: /s/ Timothy Hwang Name: Timothy Hwang Title: Chief Executive Officer and President

FISCALNOTE INTERMEDIATE HOLDCO, INC. (F/K/A FiscalNote Holdings, Inc.)

By:  /s/ Timothy Hwang

Name: Timothy Hwang

Title: Chief Executive Officer and President

FISCALNOTE HOLDINGS II, INC.

By:  /s/ Timothy Hwang

Name: Timothy Hwang

Title: Chief Executive Officer and President

FIRESIDE 21, LLC By: /s/ Timothy Hwang Name: Timothy Hwang Title: President
FACTSQUARED, LLC By: /s/ Timothy Hwang Name: Timothy Hwang Title: Chief Executive Officer and President
THE OXFORD ANALYTICA INTERNATIONAL GROUP, LLC By: /s/ Timothy Hwang Name: Timothy Hwang Title: President
OXFORD ANALYTICA INC. By: /s/ Timothy Hwang Name: Timothy Hwang Title: Chief Executive Officer and President

[SIGNATURE PAGE TO amendment no. 1 TO SECOND AMENDED AND RESTATED credit AND guaranty AGREEMENT]

FISCALNOTE BOARDS LLC

By: FiscalNote, Inc., its sole manager

By:  /s/ Timothy Hwang

Name: Timothy Hwang

Title: Chief Executive Officer and President

PREDATA, INC. By: /s/ Joshua Haecker Name: Joshua Haecker Title: Chief Executive Officer
CURATE SOLUTIONS, INC. By: /s/ Timothy Hwang Name: Timothy Hwang Title: Chief Executive Officer and President
FORGE.AI, INC. By: /s/ Timothy Hwang Name: Timothy Hwang Title: Chief Executive Officer and President
FRONTIER STRATEGY GROUP LLC By: /s/ Timothy Hwang Name: Timothy Hwang Title: Chief Executive Officer and President

Schedule 1

Post-Closing Deliveries

[***]

Exhibit C

Compliance Certificate

[***]

PART B – term loan commitments

[***]

Schedule 6.10(b)

MINIMUM ADJUSTED EBITDA – COVENANT LEVELS

[***]

Schedule 6.10(C)

MINIMUM ARR – COVENANT LEVELS

[***]

Schedule 6.10(D)

Maximum capitalized expenditures – COVENANT LEVELS

[***]

SUPPLEMENTal SCHEDULES TO THE SECURITY AGREEMENT

[***]